                                  SCHEDULE 14A
                                   (RULE 14A)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant  [ X ]

Filed by a Party other than the Registrant  [   ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement           [   ]  CONFIDENTIAL, FOR USE OF THE
                                                    COMMISSION ONLY (AS PERMITTED BY RULE
                                                    14A-6(e)(2))
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
       Section 240.14a-12

                      CARNEGIE GOVERNMENT SECURITIES TRUST
--------------------------------------------------------------------------------
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


--------------------------------------------------------------------------------
   (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):

[   ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
       Item 22(a)(2) of Schedule 14A.

[   ]  $500 per each party to the controversy pursuant to Exchange Act Rule
       14a-6(i)(3).

[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       (1) Title of each class of securities to which transaction applies:

           ---------------------------------------------------------------

       (2) Aggregate number of securities to which transaction applies:

           ---------------------------------------------------------------

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

           ---------------------------------------------------------------

       (4) Proposed maximum aggregate value of transaction:
                                                            ---------------

       (5) Total fee paid:
                           ------------------------------------------------

[   ]  Fee paid previously with preliminary materials.

[   ]  Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1) Amount Previously Paid:
                                  ----------------------------------------
       (2) Form, Schedule or Registration Statement No.:
                                                        ------------------
       (3) Filing Party:
                        --------------------------------------------------
       (4) Date Filed:
                      ----------------------------------------------------

[ X ]  No fee required

                      CARNEGIE GOVERNMENT SECURITIES TRUST
                            1100 The Halle Building
                               1228 Euclid Avenue
                             Cleveland, Ohio 44115


                                                                 August 13, 1999

Dear Shareholders:

Enclosed is the proxy statement for a special meeting of shareholders of Carnegie Government Securities Trust to be held on October 4, 1999.

We have been pleased to have been able to provide this investment vehicle over the many years of the Fund's operation. However, recent events have led us to conclude that you most likely could obtain a more favorable return by investing your assets alternatively. These events and our reasons for our conclusion are explained in the enclosed proxy statement.

     o You are being asked to approve the termination of the Fund, which would be implemented by liquidating its assets and distributing them in cash form to all shareholders. WE ANTICIPATE THAT YOU WOULD RECEIVE $1.00 FOR EACH SHARE YOU HOLD IN THE FUND.

     o Management of the Fund and the Board of Trustees believe this is the most appropriate course of action in light of the significant reduction in assets and current asset level of the Fund, and the difficulty of furnishing a favorable investment return at these asset levels.

     o THE BOARD OF TRUSTEES IS RECOMMENDING THAT YOU APPROVE THE PLAN OF LIQUIDATION AND DISSOLUTION TO TERMINATE THE FUND.

Please take a moment to read the proxy statement and to sign and return the proxy card in the enclosed postage-paid envelope. YOUR VOTE IS IMPORTANT, EVEN IF YOU HAVE REDEEMED YOUR SHARES AFTER THE RECORD DATE, AUGUST 6, 1999. In order to make the liquidating distribution to shareholders, we need to receive "For" votes from two-thirds of all shares outstanding on August 6. Your vote in favor of the Plan of Liquidation and Dissolution will help us complete this process, which we believe is in the best interests of all shareholders.


Sincerely,


George R. Mateyo
President and Chief Executive Officer

                      CARNEGIE GOVERNMENT SECURITIES TRUST

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                                  TO BE HELD ON

                                 OCTOBER 4, 1999

         A Special Meeting of Shareholders of Carnegie Government Securities Trust (the "Fund"), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, will be held at 1100 The Halle Building, 1228 Euclid Avenue, Cleveland, Ohio 44115, on October 4, 1999 at 10:00 a.m., Cleveland time, for the following purposes:

         1. To consider a Plan of Liquidation and Dissolution to terminate the Fund; and

         2. To transact such other business as may properly come before the meeting or any adjournment.

         Shareholders of record as of the close of business on August 6, 1999 are entitled to notice of and to vote at the meeting. YOU DO NOT NEED TO BE PRESENT IN PERSON TO VOTE AT THE MEETING. Your management would greatly appreciate your completing, signing and returning the enclosed proxy promptly in the envelope provided for that purpose.

         In the event that the necessary quorum to transact business is not obtained at the meeting, the persons named as proxies may propose one or more adjournments of the meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the Fund's shares present in person or by proxy at the meeting. The persons named as proxies will vote in favor of such adjournment those proxies which they are entitled to vote in favor of the proposal to approve the Plan of Liquidation and Dissolution.

                                                  David E. Karam
                                                  Secretary

August 13, 1999
Cleveland, Ohio

-------------------------------------------------------------------------------
                                    IMPORTANT

         YOU CAN HELP THE FUND AVOID THE NECESSITY AND EXPENSE OF SENDING FOLLOW-UP LETTERS AND CALLS TO ENSURE A QUORUM BY PROMPTLY RETURNING THE ENCLOSED PROXY. PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY IN ORDER THAT THE NECESSARY QUORUM MAY BE REPRESENTED AT THE MEETING. THE ENCLOSED ENVELOPE REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.
------------------------------------------------------------------------------

                      CARNEGIE GOVERNMENT SECURITIES TRUST
                             1100 THE HALLE BUILDING
                               1228 EUCLID AVENUE
                              CLEVELAND, OHIO 44115

                            -------------------------

                                 PROXY STATEMENT

                            -------------------------

                         SPECIAL MEETING OF SHAREHOLDERS
                                 OCTOBER 4, 1999

         This proxy statement is furnished in connection with the solicitation of proxies by the Board of Trustees of Carnegie Government Securities Trust (the "Fund") for use at the special meeting of shareholders of the Fund to be held on October 4, 1999, and at any adjournment of the meeting.

         If the enclosed form of proxy is properly executed and returned in time to be voted at the meeting, the named proxies will vote the shares represented by the proxy in accordance with the instructions marked on the proxy. Unmarked proxies will be voted in favor of the proposal set forth in this proxy statement. A proxy may be revoked at any time prior to its exercise by written notice of revocation given to the Secretary of the Fund, execution and delivery of a later dated proxy to the Secretary of the Fund, or attendance and voting at the meeting. Attendance at the meeting will not in and of itself revoke a proxy.

         The record date for the determination of shareholders entitled to receive notice of and to vote at the meeting is August 6, 1999. Shareholders as of the close of business on that date are entitled to one vote for each share held and a fractional vote for a fractional share held. On August 6, 1999, there were outstanding 3,318,811 shares of beneficial interest, $0.10 par value, of the Fund. The only person known by the Fund to own 5% or more of the outstanding shares of the Fund on that date is Howard Kline, 2667 Belvoir Blvd., Shaker Heights, OH 44122 (5.1%). The trustees and officers of the Fund together owned less than 1% of the Fund's outstanding shares on that date. The percentage ownership of shares of the Fund changes from time to time depending on purchases and redemptions by shareholders and the total number of shares outstanding. The Fund expects to mail this proxy statement on or about August 13, 1999.

         The cost of soliciting proxies for the meeting will be borne by the Fund. The solicitation of proxies will be by mail, which may be supplemented by solicitation by telephone or otherwise through officers of the Fund or officers or employees of Carnegie Capital Management Company, the Fund's investment adviser (the "Adviser"), acting without special compensation for those activities. The business address of the Adviser and Carnegie Fund Distributors, Inc., the distributor of the Fund's shares, is 1100 The Halle Building, 1228 Euclid Avenue, Cleveland, Ohio 44115. In addition, the Fund has engaged Management Information Services Incorporated to assist in the solicitation of proxies at an approximate cost of $6,000.

         In certain instances, Management Information Services Incorporated personnel may call shareholders to ask them to record their votes by telephone. Such persons will not make any recommendation as to how a shareholder should vote on the Plan. The telephone voting procedure is designed to authenticate shareholders' identities, to allow shareholders to authorize the voting of their shares in accordance with their instructions and to confirm that their instructions have been recorded properly. Shareholders voting by telephone will be asked for their social security number or other identifying information and will be given an opportunity to authorize proxies to vote their shares in accordance with their instructions. In order to ensure that the shareholders' instructions have been recorded correctly, shareholders will receive a confirmation of their instructions in the mail. Although a shareholder's vote may be taken by telephone, each shareholder will receive a copy of this proxy statement and is encouraged to vote by mail using the enclosed proxy card.

                               PROPOSAL REGARDING
                       PLAN OF LIQUIDATION AND DISSOLUTION
                              TO TERMINATE THE FUND

         On July 27, 1999, the Board of Trustees, following review and deliberation of a proposal by the Fund's management, determined that it would be advisable and in the best interests of the Fund and its shareholders for the Fund to be liquidated and dissolved in accordance with Massachusetts law. Accordingly, the Board approved the termination of the Fund, subject to shareholder approval, pursuant to a Plan of Liquidation and Dissolution (the "Plan"), a copy of which is attached as Appendix A. The Plan provides for the liquidation of the Fund's assets and the distribution to shareholders of the Fund of all of the cash proceeds of the liquidation, after paying or providing for all debts and liabilities of the Fund, all in accordance with Section 11.2 of the Fund's current Declaration of Trust.

         The favorable vote of at least two-thirds of the outstanding shares of the Fund entitled to vote at the meeting is required for approval of the Plan.

         THE TRUSTEES OF THE FUND RECOMMEND THAT THE SHAREHOLDERS APPROVE THE PLAN OF LIQUIDATION AND DISSOLUTION TO TERMINATE THE FUND.

REASONS FOR THE PLAN

         The Fund commenced operations in 1980 and had assets in excess of $170 million during 1985. Historically, a large number of the Fund's shareholders were customers of one of four broker-dealer firms that previously owned the Adviser. These broker-dealers sold their ownership interests in the Adviser during 1991-1993, and shareholders of the Fund who were or are customers of the broker-dealers have been redeeming their Fund shares since that time. These redemptions have greatly exceeded purchases of Fund shares since 1991, with the result that the assets of the Fund have declined significantly. From a level of approximately $126 million at July 31, 1991, the Fund's assets declined to approximately $13.8 million at January 1, 1999 and to approximately $3.4 million at July 27, 1999.

         The Adviser and the distributor of the Fund's shares believe it is unlikely that the Fund will experience material growth in assets in the foreseeable future. In light of this determination and because of the relatively higher costs, disadvantageous economies of scale and lower yields resulting from the Fund's small asset base, the Fund's management has concluded that it would be in the best interests of the Fund and its shareholders to liquidate the Fund and recommended this course of action to the Fund's Board of Trustees.

         At a meeting on July 27, 1999, the Board of Trustees considered whether it would be appropriate and in the best interests of the Fund and its shareholders to liquidate the Fund and, after careful consideration of the matter, the Board approved the termination and liquidation of the Fund pursuant to the terms of the Plan. The Board also directed that the Plan be submitted to shareholders for approval. In evaluating the Plan, the Trustees considered a number of factors, including the declining level of the Fund's total assets, the increase in the Fund's expense ratio as its assets have declined, the likelihood of additional sales of the Fund's shares that could increase the assets to a more viable level, and the likelihood of identifying another investment company that would be interested in acquiring the Fund's assets through merger or otherwise. Based upon consideration of the foregoing factors and all other factors deemed relevant by it, the Board of Trustees determined that approval of the Plan was in the best interests of the Fund and its shareholders. In view of this determination, the Fund has suspended all further sales of shares of the Fund to new investors pending shareholder consideration of the Plan. This suspension does not affect the sale of shares pursuant to the reinvestment of dividends and other distributions or any sales of additional shares to existing shareholders. In addition, in light of the Board's determination, the Adviser agreed to waive its advisory fee for advisory services it performs from August 1, 1999 until November 30, 1999 or any earlier distribution of assets to shareholders pursuant to the Plan.

         If shareholders of the Fund fail to approve the Plan, the Fund will not be liquidated and will continue to operate and be managed in accordance with the investment objective and policies of the Fund as currently in effect. However, in such case, the Trustees would determine what action, if any, should be taken in the best interests of shareholders of the Fund.

SUMMARY OF THE PLAN

         Effective date of the Plan and cessation of the Fund's activities as an investment company. The effective date of the Plan will be the date of its approval by shareholders of the Fund. As soon as reasonably practicable after the effective date, the Fund will sell its portfolio securities in order to convert its assets to cash and will not engage in any business activity except for the purpose of winding up its business and affairs, preserving the value of its assets and, after the payment or reservation of assets for payment to all creditors of the Fund, distributing assets to shareholders. After the distribution of assets to shareholders, the Fund will be dissolved in accordance with the Plan and Massachusetts law. The Plan provides that the Trustees may authorize variations from the provisions of the Plan, or amendments to the Plan, as may be necessary or appropriate to effect the dissolution, liquidation and termination of the Fund in accordance with the purposes intended to be accomplished by the Plan.

         Liquidating Distribution. As soon as reasonably practicable after the effective date, and in any event within 60 days after the effective date, the Fund will mail to each shareholder of record that has not redeemed its shares a liquidating distribution equal to the shareholder's proportionate interest in the remaining assets of the Fund. If shares are held in an IRA, the liquidating distribution will be sent to the IRA custodian or trustee. It is anticipated that this liquidating distribution will be in the amount of $1.00 per share.

         Expenses of Liquidation and Dissolution. Except as otherwise may be agreed between the Fund and the Adviser, the Fund will bear all expenses related to carrying out the Plan, deregistering the Fund as an investment company and dissolving the Fund under Massachusetts law. To accomplish this, the Fund intends to include all such expenses in its expense accruals. The Adviser has agreed to bear any expenses that inadvertently are not included in the Fund's accruals, in order to permit shareholders to receive $1.00 per share as a result of termination of the Fund.

         Continued Operation of the Fund. The adoption of the Plan will not affect the right of shareholders to redeem shares of the Fund at their then current net asset value. All officers of the Fund will continue in their present positions and capacities, and the Adviser and other entities providing services to the Fund will continue to provide those services, until such time as the Fund is liquidated and dissolved.

PROCEDURE FOR DISSOLUTION

         The Plan provides for the dissolution of the Fund under the laws of the Commonwealth of Massachusetts. If the shareholders approve the Plan, the Fund intends to file a notice of dissolution with the Secretary of the Commonwealth of Massachusetts. This notice will state that the Board of Trustees and the shareholders of the Fund have approved the termination of the Fund pursuant to the Plan and will specify the effective date of termination. Massachusetts law does not provide rights of appraisal or similar rights of dissent to shareholders with respect to the proposed liquidation and dissolution.

TAX EFFECTS OF LIQUIDATION

         The Fund has been advised by its counsel, Squire, Sanders & Dempsey L.L.P., that upon the liquidation of the Fund, assuming shares are held as a capital asset, a shareholder (other than an IRA) would realize a capital gain or loss to the extent that the amount received upon liquidation exceeds or is less than the shareholder's adjusted basis in its shares of the Fund. The realized gain or loss would be long-term if the shareholder has held shares for more than one year and short-term if held for one year or less.

         Shares of the Fund have been sold for $1.00 per share. If, as anticipated, the amount received upon liquidation is $1.00 per share, shareholders generally would not realize a gain or loss upon liquidation of the Fund.

         If shares are held in an IRA, shareholders should communicate with their IRA custodian or trustee regarding the tax implications of the liquidating distribution.

         The Fund has qualified as a regulated investment company for federal income tax purposes for each fiscal year since its inception. Following completion of the proposed liquidation and dissolution, shareholders will be furnished information concerning the tax treatment of all dividend and other distributions, including the final liquidation distribution, made by the Fund.

         Certain shareholders who have not furnished a correct taxpayer identification number may be subject to backup withholding at a rate of 31% of the amount of distributions. This discussion does not address the treatment of tax-exempt shareholders or nonresident shareholders or state or local taxes. Shareholders are urged to consult with their own tax advisers with respect to those issues.

DEREGISTRATION AS AN INVESTMENT COMPANY

         Promptly after the dissolution of the Fund, an application will be filed with the Securities and Exchange Commission for an order deregistering the Fund as an investment company. Upon issuance of such an order, the Fund will no longer be registered under or subject to the provisions of the Investment Company Act of 1940.

                             ADDITIONAL INFORMATION

         In the event that the necessary quorum to transact business is not obtained at the meeting, the persons named as proxies may propose one or more adjournments of the meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the Fund's shares present in person or by proxy at the meeting. The persons named as proxies will vote in favor of such adjournment those proxies which they are entitled to vote in favor of the proposal to approve the Plan of Liquidation and Dissolution and will vote against such adjournment those proxies required to be voted against such proposal.

         Abstentions and, if applicable, broker "non-votes" will not count as votes in favor of the proposal, and broker "non-votes" will not be deemed to be present at the meeting for purposes of determining whether the proposal to be voted upon has been approved. Broker "non-votes" are shares held in street name for which the broker indicates that instructions have not been received from the beneficial owners or other persons entitled to vote and for which the broker does not have discretionary voting authority.

                             REPORTS TO SHAREHOLDERS

         THE FUND'S MOST RECENT ANNUAL REPORT FOR THE FISCAL YEAR ENDED JULY 31, 1998 AND THE FUND'S SEMI-ANNUAL REPORT FOR THE SIX-MONTH PERIOD ENDED JANUARY 31, 1999 PREVIOUSLY HAVE BEEN SENT TO THE FUND'S SHAREHOLDERS AND ARE INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT. ADDITIONAL COPIES ARE AVAILABLE WITHOUT CHARGE UPON REQUEST FROM DAVID E. KARAM, 1100 THE HALLE BUILDING, 1228 EUCLID AVENUE, CLEVELAND, OHIO 44115, TELEPHONE:
1-800-321-2322 (TOLL FREE).

                              SHAREHOLDER PROPOSALS

         The Fund does not hold annual meetings of shareholders. In the event that the Fund is not liquidated and dissolved, shareholders desiring to submit proposals for consideration for inclusion in a proxy statement for the next meeting of Fund shareholders that may be held should present their written proposal to the Fund a reasonable time prior to the mailing of the proxy materials sent in connection with the meeting.

                                 OTHER BUSINESS

         Management of the Fund knows of no other matters that may be presented at the meeting. However, if any matters not now known properly come before the meeting, it is intended that the persons named in the attached form of proxy, or their substitutes, will vote such proxy in accordance with their judgment on such matters.


                                    By Order of the Board of Trustees

                                        David E. Karam
                                        Secretary

                                                                      APPENDIX A

                      CARNEGIE GOVERNMENT SECURITIES TRUST
                       PLAN OF LIQUIDATION AND DISSOLUTION

         This Plan of Liquidation and Dissolution (the "Plan") of Carnegie Government Securities Trust (the "Fund"), a trust organized and existing under the laws of the Commonwealth of Massachusetts, which has operated as an open-end diversified management investment company registered under the Investment Company Act of 1940, is intended to provide for the termination and complete liquidation and dissolution of the Fund in accordance with the provisions of
Section 11.2 of the Fund's First Amended Declaration of Trust dated April 28, 1982, as amended May 21, 1985, and the provisions of Massachusetts law.

         The Fund's Board of Trustees has determined it is advisable and in the best interests of the Fund and its shareholders to liquidate and to dissolve the Fund, and has determined to recommend to the shareholders the termination of the Fund pursuant to this Plan.

         The liquidation and dissolution of the Fund shall be carried out in the manner set forth below.

         1. Effective Date of Plan. This Plan shall be effective only upon the approval of the Plan, at a meeting of shareholders of the Fund called for the purpose of voting upon the Plan, by the vote of two-thirds of the outstanding shares of the Fund entitled to vote at the meeting. The date of the adoption and approval of the Plan by shareholders will be the effective date of the Plan.

         2. Dissolution. As promptly as reasonably practicable after the effective date, consistent with the provisions of this Plan, the Fund shall be liquidated and dissolved pursuant to applicable provisions of Massachusetts law.

         3. Cessation of Business. After the effective date, the Fund shall not engage in any business activities except for the purpose of winding up its business and affairs, preserving the value of its assets and distributing its assets to shareholders in accordance with the provisions of this Plan after the payment, or reservation of assets for payment, to all creditors of the Fund. Prior to the making of the final liquidating distribution, the Fund shall continue to honor requests for the redemption of shares and may, as determined to be appropriate by the Board of Trustees, make payment of dividends and other distributions to shareholders and permit the reinvestment in additional shares.

         4. Liquidation of Assets. The Fund shall cause the liquidation of its assets to cash form as soon as is reasonably practicable consistent with the terms of this Plan.

         5. Payment of Debts. As soon as reasonably practicable after the effective date, the Fund shall determine and pay, or reserve sufficient amounts to pay, the amount of all known or reasonably ascertainable liabilities of the Fund incurred or expected to be incurred prior to the date of the liquidating distribution provided below.

         6. Liquidating Distribution. As soon as reasonably practicable after the effective date, and in any event within 60 days after the effective date, the Fund will mail to each shareholder of record who has not redeemed its shares a liquidating distribution equal to the shareholder's proportionate interest in the remaining assets of the Fund, after the payments and creation of the reserves contemplated by Section 5 above.

         7. Expenses of Liquidation and Dissolution. Except as otherwise may be agreed between the Fund and its investment adviser, all expenses incurred by or allocable to the Fund in carrying out this Plan, deregistering the Fund as an investment company and dissolving the Fund under Massachusetts law shall be borne by the Fund.

         8. Power of the Board of Trustees. The Board of Trustees and the officers of the Fund shall have authority to do or to authorize to be done any and all acts and things as provided for in this Plan and any and all such further acts and things as they may consider necessary or desirable to carry out the purposes of this Plan, including without limitation, the execution and filing of all certificates, documents, information returns, tax returns, forms, and other papers which may be necessary or appropriate to implement this Plan or which may be required by the provisions of the Investment Company Act of 1940, the Securities Act of 1933, the Internal Revenue Code of 1986 and applicable Massachusetts law.

         The death, resignation or other disability of any Trustee or any officer of the Fund shall not impair the authority of the surviving or remaining Trustees or officers to exercise any of the powers provided for in this Plan.

         9. Amendment of the Plan. The Board of Trustees shall have the authority to authorize those variations from or amendments to the provisions of this Plan (other than the terms of the liquidating distribution) as may be necessary or appropriate to effect the dissolution, complete liquidation and termination of the existence of the Fund, including the distribution of assets to shareholders, in accordance with the purposes intended to be accomplished by this Plan.

                      CARNEGIE GOVERNMENT SECURITIES TRUST

                                      PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES


The undersigned hereby appoints George R. Mateyo and David E. Karam, or either of them, proxies, each with the power of substitution, to vote on behalf of the undersigned at the Special Meeting of Shareholders of Carnegie Government Securities Trust on October 4, 1999 at 10:00 a.m., Cleveland time, and at any adjournment, with respect to the proposal set forth in the related Notice of Special Meeting of Shareholders as indicated on the reverse side of this proxy card.


YOUR SHARES WILL BE VOTED IN THE MANNER DIRECTED BY YOU ON THE REVERSE SIDE OF THIS PROXY CARD. IF NO DIRECTION IS MADE, YOUR SHARES WILL BE VOTED FOR THE PROPOSAL SET FORTH ON THE REVERSE SIDE, AS RECOMMENDED BY THE BOARD OF TRUSTEES.

    IMPORTANT - THIS PROXY CARD MUST BE SIGNED AND DATED ON THE REVERSE SIDE.

[X]  PLEASE MARK VOTE
     AS IN THIS EXAMPLE
                                                       FOR                 AGAINST                    ABSTAIN
Approval of Plan of Liquidation and                  [      ]             [      ]                    [     ]
Dissolution of the Fund

THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THE ABOVE PROPOSAL.

SIGNATURE(S) __________________________ DATE _______                      NOTE: Please sign exactly as name appears.
                                                                          Joint owners should each sign. When signing
                                                                          as attorney, executor, administrator, trustee
                                                                          or guardian, please give full title as such.
SIGNATURE(S) __________________________ DATE _______                      In case of a corporation, a duly authorized
                                                                          officer should sign on its behalf.

------------------------------------------------------------------------------
                                    IMPORTANT

YOU ARE URGED TO DATE AND SIGN THIS PROXY CARD AND RETURN IT PROMPTLY IN THE
ENCLOSED ENVELOPE. THIS WILL HELP SAVE THE EXPENSE OF FOLLOW-UP LETTERS AND
CALLS TO SHAREHOLDERS WHO HAVE NOT RESPONDED.

------------------------------------------------------------------------------